UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 19, 2013

SOLARFLEX CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver Street, 11th Floor Ramat Gan, Israel	52506
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-753-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2013, Mr. Vigars Kaktinieks submitted his resignation as a director of Solarflex Corp. (the "Registrant"). Mr. Kaktinieks informed the Registrant that the reason for his resignation was the increasing time his other business obligations require, resulting in his inability to devote the time necessary to serve as a director of the Registrant. At the date of his resignation, there were no disagreement with the Registrant relating to its operations, policies, or practices. Mr. Kaktinieks' letter of resignation is attached as Exhibit 17 hereto.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17	Letter of resignation dated February 12, 2013, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOLARFLEX CORP.

By:	/s/ Sergei Rogov
Name:	Sergei Rogov
Title:	Chief Executive Officer

Date: February 19,  2013